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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 9, 1998
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                              UNITED RENTALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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      Delaware                       1-13663                   06-1493538
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(State or Other Jurisdiction  (Commission file Number)       (IRS Employer
of Incorporation)                                          Identification No.)

     Four Greenwich Office Park, Greenwich, Connecticut         06830
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        (Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code (203) 622-3131
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Item 2.  Acquisition or Disposition of Assets
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    On June 9, 1998, United Rentals, Inc. (the "Company") acquired all of the outstanding stock of Power Rental Co.,Inc. ("Power"). Power is an equipment rental company and operates 18 rental locations in three states: Idaho (1), Oregon (14) and Washington (3). Power leases the land and buildings comprising its rental locations.


     The aggregate consideration paid by the Company in respect of the acquisition described above was $51.5 million and consisted of approximately $41.5 million of cash and 317,045 shares of the Company's Common Stock. The consideration for the acquisition was determined through arms-length negotiations between the Company and the former owners of the business acquired. The Company funded the cash portion of the consideration from borrowings under the Company's revolving credit facility of approximately $41.5 million.



Item 7.   Financial Statements, Pro Forma Financial Information and Exhibit
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(a) Financial Statements of Businesses Acquired

    The required financial statements will be filed on or prior to August 23, 1998.

(b) Pro Forma Financial Information

    The required pro forma information will be filed on or prior to August 23, 1998.

(c) Exhibit

10 Stock Purchase Agreement, dated as of June 9, 1998, among the Company and the shareholders of Power Rental Co., Inc.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of June, 1998.

                                     UNITED RENTALS, INC.


                           By:      Michael J. Nolan
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                                Name:  Michael J. Nolan
                                Title:  Chief Financial Officer

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